UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 21, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South 2nd Street
Pekin, IL	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2007, Aventine Renewable Energy Holdings, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) among the Company, the subsidiary guarantors named therein, and J.P. Morgan Securities, Inc., as representative of several initial purchasers, pursuant to which the initial purchasers agreed to purchase, subject to certain closing conditions, $300,000,000 aggregate principal amount of 10% Senior Notes due 2017 (the “Securities”) at a price equal to 98.000% of the principal amount thereof plus accrued interest, if any.

The net proceeds from the offering will be used to fund a portion of the Company’s capacity expansion plans.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the description of the terms of the Purchase Agreement in this Item 1.01 are qualified in their entirety by reference to such exhibit.

The Securities offered by the Company to the initial purchasers are not registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired — Not Applicable

(b)           Pro forma financial information — Not Applicable

(d)           Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of March 21, 2007, among the Company, the subsidiary guarantors named therein and J.P. Morgan Securities, Inc., as representative of several initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2007

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of March 21, 2007, among the Company, the subsidiary guarantors named therein and J.P. Morgan Securities, Inc., as representative of several initial purchasers.